EXHIBIT (21)

List of Subsidiaries

Russell Corporation

Name	Jurisdiction of Incorporation
Alexander City Flying Service, Inc.	Alabama
American Sportswear, S.A.	Brazil
Athletic de Camargo S.A. de C.V.	Mexico
Brooks Sports Gmbh	Germany
Brooks Sports, Inc.	Washington
Brooks Sports Limited	United Kingdom
Citygate Textiles Limited	United Kingdom
Cross Creek Apparel, LLC	North Carolina
Cross Creek de Honduras, S. de R.L.	Honduras
Cross Creek Holdings, Inc.	Delaware
Cumberland Asset Management, Inc.	Delaware
DeSoto Mills, LLC	Alabama
Eagle R Holdings Limited	United Kingdom
Frontier Yarns, LLC	Alabama
Jerzees Apparel, LLC	Georgia
Jerzees Buena Vista, S. de R.L.	Honduras
Jerzees Campeche S.A. de C.V.	Mexico
Jerzees Choloma S. de R. L.	Honduras
Jerzees de Honduras S. de R.L.	Honduras
Jerzees de Jiménez, S.A. de C.V.	Mexico
Jerzees Holdings (Ireland) Limited	Ireland
Jerzees Yucatan S.A. de C.V.	Mexico
Mossy Oak Apparel Company	Delaware
Picos – Comercio Textil, LDA	Portugal
Picos III – Confeccao de Vestuario, LDA	Portugal
RLA Manufacturing, S. de R.L.	Honduras
RINTEL Properties, Inc.	Delaware
Ruservicious S. de R.L.	Honduras
Rusco Holdings, Ltd.	Grand Cayman
Russell Apparel, LLC	Alabama
Russell Asset Management, Inc.	Delaware
Russell Athletic Holdings (Ireland) Limited	Ireland
Russell Colombia Ltda.	Colombia
Russell Co-Op, LLC	Guam
Russell Corp. Australia Pty. Ltd	Australia
Russell Corp. Bangladesh Limited	Bangladesh
Russell Corp. Far East Limited	Hong Kong
Russell CZ s.r.o.	Czech Republic
Russell del Caribe, Inc.	Puerto Rico
Russell do Brasil, Ltda.	Brazil
Russell Europe Limited	United Kingdom
Russell Financial Services, Inc.	Delaware
Russell Foreign Sales, Ltd.	Barbados
Russell France, SARL	France
Russell Germany GmbH	Germany
Russell Servicing Co., Inc.	Alabama
Russell Holdings Europe B.V.	Netherlands
Russell Italy S.r.L.	Italy
Russell Japan KK	Japan
Russell Mexico, S.A. de C.V.	Mexico
Russell Spain, S.L.	Spain
Russell Yarn, LLC	Alabama
Servicios Russell S.A. de C.V.	Mexico
SGG Lisco LLC	Delaware
SGG Patents LLC	Delaware
Spalding Canada Corp.	Canada